  Exhibit 99.1
Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. Announces Reverse Stock Split

HOUSTON, TX – (PR Newswire – June 21, 2019) – Yuma Energy, Inc. (NYSE American: YUMA) (“Yuma,” the “Company,” “we” or “our”) today announced that its Board of Directors has approved a one-for-fifteen reverse stock split of its issued and outstanding shares of common stock. The reverse split will be effective at 12:01 a.m. Eastern Time on July 3, 2019, and shares of the Company’s common stock will begin trading on a split-adjusted basis when the NYSE American market opens on that date.

The Company’s common stock will continue to trade on the NYSE American under the trading symbol “YUMA,” but will trade under the following new CUSIP number starting July 3, 2019: 98872F 204. As a result of the reverse split, each fifteen pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the stockholder. The number of outstanding common shares will be reduced from approximately 23.2 million to approximately 1.5 million shares. The authorized number of shares of common stock will not be reduced and will remain at 100.0 million. All fractional shares will be rounded up to the nearest whole share. As previously disclosed, at the Company’s Annual Meeting of Stockholders held on June 12, 2019, the Company’s stockholders approved a proposal authorizing the Company’s Board of Directors to effect a reverse stock split by a ratio of not less than one-for-ten and not more than one-for-twenty-five.

The reverse split is being implemented for the purpose of complying with the NYSE American continued listing standards regarding the low selling price of the Company’s common stock. Additional information about the reverse split, including the reasons therefor, can be found in the Company’s Definitive Proxy Statement on Schedule 14A filed with Securities and Exchange Commission on April 30, 2019.

Registered stockholders holding their shares of common stock in book-entry or through a bank, broker or other nominee form do not need to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Computershare Trust Company, N.A., will send instructions for exchanging those certificates for new certificates representing the post-split number of shares. Computershare can be reached at 800-962-4284.

About Yuma Energy, Inc.
Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s activities have focused on inland and onshore properties, primarily located in central and southern Louisiana and southeastern Texas. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any and all statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The Company’s annual report on Form 10-K for the year ended December 31, 2018, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact
Carol Coale
Managing Director
Dennard Lascar Investor Relations
713-529-6600